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                              ASSET PURCHASE AGREEMENT


                                      between


                                 ASK JEEVES , INC.
                           a California corporation; and


                           LUMINA DECISION SYSTEMS, INC.

                             a California corporation.

                             Dated as of April 16, 1999

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                                  TABLE OF CONTENTS

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1.      SALE OF ASSETS; RELATED TRANSACTIONS . . . . . . . . . . . . . . . . 1

        1.1       Purchase and Sale. . . . . . . . . . . . . . . . . . . . . 1

        1.2       Assignment of Contracts. . . . . . . . . . . . . . . . . . 1

        1.3       Complete Transfer. . . . . . . . . . . . . . . . . . . . . 1

                  1.3.1     No Assumption of Liabilities . . . . . . . . . . 2

2.      PAYMENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

        2.1       Purchase Price . . . . . . . . . . . . . . . . . . . . . . 2

        2.2       Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

3.      CLOSING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

        3.1       Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 2

        3.2       Transfer of Assets . . . . . . . . . . . . . . . . . . . . 2

4.      REPRESENTATIONS AND WARRANTIES OF  LUMINA. . . . . . . . . . . . . . 3

        4.1       Organization and Standing. . . . . . . . . . . . . . . . . 3

        4.2       Power and Authorization. . . . . . . . . . . . . . . . . . 3

        4.3       Title to Assets; Intellectual Property . . . . . . . . . . 3

        4.4       Conflicting Agreements . . . . . . . . . . . . . . . . . . 4

        4.5       Capitalization . . . . . . . . . . . . . . . . . . . . . . 5

        4.6       Litigation . . . . . . . . . . . . . . . . . . . . . . . . 5

        4.7       Governmental Authorizations and Regulations. . . . . . . . 5

        4.8       Bulk Sales Laws. . . . . . . . . . . . . . . . . . . . . . 5

        4.9       Material Contracts, Commitments, and Product Warranties. . 5

        4.10      Manufacturing and Technology Rights. . . . . . . . . . . . 5

        4.11      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 5

        4.12      Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . 6

        4.13      Full Disclosure. . . . . . . . . . . . . . . . . . . . . . 6

5.      REPRESENTATIONS AND WARRANTIES OF ASK JEEVES . . . . . . . . . . . . 6

        5.1       Organization and Standing. . . . . . . . . . . . . . . . . 6

        5.2       Power; Authorization . . . . . . . . . . . . . . . . . . . 6

        5.3       Capitalization.. . . . . . . . . . . . . . . . . . . . . . 6

        5.4       Shares Validly Issued. . . . . . . . . . . . . . . . . . . 6

        5.5       Conflicting Agreements.. . . . . . . . . . . . . . . . . . 7
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                                       i.
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        5.6       Litigation.. . . . . . . . . . . . . . . . . . . . . . . . 7

        5.7       Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . 7

        5.8       Financial Statements.. . . . . . . . . . . . . . . . . . . 7

6.      CLOSING CONDITIONS OF LUMINA . . . . . . . . . . . . . . . . . . . . 7

        6.1       Material Adverse Change. . . . . . . . . . . . . . . . . . 7

        6.2       Consents, Approvals and Waivers. . . . . . . . . . . . . . 7

        6.3       Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 8

        6.4       Proceedings and Documents. . . . . . . . . . . . . . . . . 8

        6.5       Offer Letters. . . . . . . . . . . . . . . . . . . . . . . 8

        6.6       License Agreement. . . . . . . . . . . . . . . . . . . . . 8

7.      CLOSING CONDITIONS OF ASK JEEVES . . . . . . . . . . . . . . . . . . 8

        7.1       Satisfactory Due Diligence; Material Adverse Change. . . . 8

        7.2       Consents, Approvals and Waivers. . . . . . . . . . . . . . 8

        7.3       Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 8

        7.4       Proceedings and Documents. . . . . . . . . . . . . . . . . 8

        7.5       Offers of Employment . . . . . . . . . . . . . . . . . . . 8

        7.6       License Agreement. . . . . . . . . . . . . . . . . . . . . 9

        7.7       Escrow Agreement.. . . . . . . . . . . . . . . . . . . . . 9

8.      INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

        8.1       Lumina Indemnity . . . . . . . . . . . . . . . . . . . . . 9

        8.2       Ask Jeeves Indemnity.. . . . . . . . . . . . . . . . . . . 9

        8.3       Indemnification Claims.. . . . . . . . . . . . . . . . . . 9

        8.4       Defense of Third Party Actions.. . . . . . . . . . . . . .10

        8.5       Expiration of Representations and Warranties.. . . . . . .11

        8.6       Threshold. . . . . . . . . . . . . . . . . . . . . . . . .11

9.      POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . .11

        9.1       Further Assurances . . . . . . . . . . . . . . . . . . . .11

        9.2       Confidentiality. . . . . . . . . . . . . . . . . . . . . .11

10.     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

        10.1      Governing Law. . . . . . . . . . . . . . . . . . . . . . .12

        10.2      Waivers; Cumulative Remedies . . . . . . . . . . . . . . .12
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        10.3      Notices. . . . . . . . . . . . . . . . . . . . . . . . . .12

        10.4      Audit. . . . . . . . . . . . . . . . . . . . . . . . . . .12

        10.5      Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . .12

        10.6      Expenses . . . . . . . . . . . . . . . . . . . . . . . . .12

        10.7      Severability . . . . . . . . . . . . . . . . . . . . . . .12

        10.8      Title and Headings . . . . . . . . . . . . . . . . . . . .12

        10.9      Successor and Assigns. . . . . . . . . . . . . . . . . . .13

        10.10     Rights of Third Parties. . . . . . . . . . . . . . . . . .13

        10.11     Publicity. . . . . . . . . . . . . . . . . . . . . . . . .13

        10.12     Entire Agreement; Amendment. . . . . . . . . . . . . . . .13

                                       iii.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                 EXHIBIT 4.11

                               ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT is entered into effective as of April 16, 1999 (the "Effective Date") between ASK JEEVES, INC., a California corporation ("Ask Jeeves"), and LUMINA DECISION SYSTEMS, INC. a California corporation ("Lumina"). Certain capitalized terms used in this Agreement are defined in the License Agreement.

                                      RECITALS

     A. Lumina is engaged in the business of developing and marketing business decision support software and related products.

     B. Pursuant to the terms and conditions of this Agreement, Lumina wishes to sell to Ask Jeeves, and Ask Jeeves desires to purchase from Lumina certain assets related to the Personal Decision Expert ("PDE").

     C. Ask Jeeves and Lumina are entering into, concurrently with the execution of this Agreement, a License Agreement (the "License Agreement") pursuant to which Lumina is granting to Ask Jeeves an exclusive license to the Licensed Technology in the Ask Jeeves Field of Use, as defined in the License Agreement.

     D. As a condition of entering this Agreement and the License Agreement, Ask Jeeves has requested that Lumina agree to certain restrictions in the License Agreement regarding Lumina's development and use of the Licensed Technology.

                                     AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   SALE OF ASSETS; RELATED TRANSACTIONS.

     1.1 PURCHASE AND SALE. Subject to the terms and conditions contained herein, Ask Jeeves agrees to buy and Lumina agrees to sell those certain tangible and intangible assets, contracts, rights, and properties, including without limitation the PDE and related Intellectual Property Rights (as defined below), all as more particularly described in Exhibit A to this Agreement (collectively, the "Assets").

     1.2 ASSIGNMENT OF CONTRACTS. To the best of each parties' knowledge, there are no contracts directly related to the Assets (collectively, the "Contracts"). Lumina agrees to assign all of its rights in such Contracts, if any, to Ask Jeeves. Lumina shall give all such assistance to Ask Jeeves as Ask Jeeves reasonably requests to enable Ask Jeeves to enjoy the benefit of such

Contracts. If consents to the transfer or assignment of such Contracts from third parties are required or in Ask Jeeves' reasonable opinion desirable and such consents have not already been obtained, Lumina will use its best efforts to obtain such consents prior to the Closing Date.

     1.3 COMPLETE TRANSFER. Lumina expressly agrees that the sale of the Assets under this Agreement constitutes a complete transfer of all of its rights, title and interest with respect to the Assets and that Lumina reserves no rights to market or otherwise transfer the Assets. Lumina hereby assigns, waives, and/or sublicenses any and all Moral Rights (as defined below) Lumina may have in or with respect to the Assets to the maximum extent permitted under the laws of any relevant jurisdiction worldwide. For purposes of this Section "Moral Rights" means any right to (i) divulge a copyrighted work to the public;
(ii) retract a copyrighted work from the public; (iii) claim authorship of a copyrighted work; (iv) object to any distortion, mutilation or other modification of a copyrighted work; or (v) any and all similar rights, existing under the law of any jurisdiction in the world, or under any treaty. Ask Jeeves shall have no obligation to Lumina to support, maintain, offer, or do any other act relating to the Assets and may dispose of the Assets as Ask Jeeves, in its sole discretion, decides. Notwithstanding the foregoing, Lumina will retain all rights to the Licensed Technology (as defined in the License Agreement) outside the Ask Jeeves Field of Use (as defined in the License Agreement). Further, except as restricted by any noncompetition obligations set forth in the License Agreement, Lumina shall retain the right to create derivative works from the Licensed Technology (as defined in the License Agreement).

          1.3.1 NO ASSUMPTION OF LIABILITIES. This Agreement does not transfer, Ask Jeeves does not assume, and Ask Jeeves expressly disclaims any and all liabilities, costs, debts, claims and obligations of Lumina relating to the Assets or otherwise. Ask Jeeves shall have no obligation with respect to any obligations of Lumina arising prior to the Closing Date.

2.   PAYMENT.

     2.1 PURCHASE PRICE. The aggregate purchase price for the Assets shall be eight hundred twelve thousand five hundred ($812,500) dollars and shall be paid as set forth on Exhibit B subject to the successful completion of the closing as set forth in Section 3.1.

     2.2 TAXES. Lumina shall be responsible for any and all sales or other transaction taxes, duties and other similar charges payable in connection with the sale of the Assets or the transactions and payments contemplated hereby.

3.   CLOSING.

     3.1 CLOSING. On the Closing Date, (a) Ask Jeeves shall pay to Lumina, the amount in cash and other consideration set forth in Exhibit B, and (b) Lumina shall deliver the following to Ask Jeeves: (i) a bill of sale relating to the Assets in a form reasonably acceptable to Ask Jeeves; (ii) a duly executed assignment of the Contracts in a form reasonably acceptable to Ask Jeeves; and
(iii) a duly executed assignment of the Intellectual Property Rights (as defined in Section 4.3.1) included in the Assets in a form reasonably acceptable to Ask Jeeves.

     3.2 TRANSFER OF ASSETS. On the Closing Date, Lumina shall deliver to Ask Jeeves at Ask Jeeves' premises, or at such other place as the parties to this Agreement may mutually agree, the Assets (including without limitation, all source code thereto and programmers' notes, test

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

scripts, build scripts and any and all other documentation and information necessary and useful to understanding and using the source code for the Assets, which shall be transferred on CD-ROM).

4.   REPRESENTATIONS AND WARRANTIES OF  LUMINA.

     Except as disclosed or excepted in the Schedule of Exceptions (the "Schedule"), which shall state the specific subsection of this Section 4 to which each disclosure or exception is made, Lumina represents and warrants to Ask Jeeves as set forth in this Section 4.

     4.1 ORGANIZATION AND STANDING. Lumina is a corporation organized, validly existing and in good standing under the laws of the State of California.

     4.2 POWER AND AUTHORIZATION. Lumina has all requisite legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary corporate action on the part of Lumina and no further authorization or approval, whether from directors or shareholders of Lumina, or governmental bodies or otherwise, is necessary to enable Lumina to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of Lumina, enforceable against Lumina in accordance with its terms.

     4.3  TITLE TO ASSETS; INTELLECTUAL PROPERTY.

          4.3.1 GOOD TITLE. Lumina has good and marketable title in and to all of the Assets including any patents, patent applications, service marks, trade names, trademarks, trademark applications, copyrights, copyright applications, trade secrets, know-how, data or other proprietary or intellectual property rights included in the Assets (collectively, "Intellectual Property Rights") and such are not subject to any mortgage, pledge, lien, lease, claim, encumbrance, charge, security interest, royalty obligations or other interest or claim of any kind or nature whatsoever, and Lumina and does not license any component thereof from a third party. There are no material agreements or arrangements between Lumina and any third party which are reasonably likely to have a material effect upon Lumina's title to and other rights respecting the Assets. Lumina has the sole right to bring actions for infringement of any Intellectual Property Rights included in the Assets.

          4.3.2 EMPLOYEES. The Assets do not include any inventions of any of Lumina's officers, employees or consultants made or owned prior to their appointment by Lumina. All current or former employees and consultants have assigned in writing all of their rights in the Intellectual Property Rights related to the Assets to Lumina. No current or former employee or consultant of Lumina owns or has claimed an interest in any Intellectual Property Rights related to the Assets or, to the best of Lumina's knowledge, any other Intellectual Property Rights directly or indirectly competitive with those related to the Assets.

          4.3.3 PROTECTION OF OWNERSHIP INTEREST. Lumina has taken and will take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights transferred in accordance with this Agreement. Lumina has not taken any action or, to its knowledge, failed to take an action that directly or indirectly caused the proprietary

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

information contained in the Assets to enter the public domain or in any way affected its value or Lumina's absolute and unconditional ownership thereof. No source code or object code of any Intellectual Property Rights is subject to escrow and such source code has not been disclosed to any third party.

          4.3.4 NO LIMITATIONS ON ASSETS. With respect to the transfer of rights in and to the Assets under this Agreement, except as to the Contracts assigned to Ask Jeeves under Section 1.2, Ask Jeeves shall be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Assets, whether in the form transferred to Ask Jeeves or after modification. All rights to any tangible or intangible property material (including, but not limited to, all Intellectual Property Rights in the Assets) to the Assets and used in Lumina's business as presently conducted or currently planned by Lumina, or as conducted by any predecessor entity to Lumina or prior owner of any portion of the Assets, have been validly transferred to Lumina free of any adverse claims by any such predecessor entity, or any partner, limited partner, security holder or creditor of any such predecessor entity, and no such property rights remain in any such entity. Lumina is under no obligation to pay any other party any royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of the Assets.

          4.3.5 NO VIOLATION OF THIRD PARTY RIGHTS. The use of the Assets and the Intellectual Property Rights in the Assets in the conduct of Lumina's business have not and do not infringe or conflict with the rights of others under any Intellectual Property Rights in any jurisdiction in the world.

          4.3.6 NO INDEMNITY OBLIGATIONS. Lumina has not agreed to indemnify any third party for or against any infringement of any Intellectual Property Rights.

          4.3.7 YEAR 2000. To Lumina's knowledge, the Assets and the Intellectual Property Rights in the Assets include design, performance and functionality so that Lumina does not reasonably expect that the Assets and the Intellectual Property Rights in the Assets will experience invalid or incorrect results or abnormal hardware or software operation related to calendar year 2000. To Lumina's knowledge, the Assets and the Intellectual Property Rights in the Assets include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century and accurately accept date input and process, store and output date data and date-related data, including, without limitation, calculating, comparing, sorting and sequencing such data and calculating leap years before, during and after the calendar year 2000 A.D. without manual intervention.

     4.4 CONFLICTING AGREEMENTS. Neither the execution nor delivery by Lumina of this Agreement nor compliance by Lumina with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of Lumina, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which Lumina is subject or any Contract, or (b) result in the creation of any lien upon all or any of the Assets. Lumina is not a party to, or otherwise subject to any provision contained in, any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the transfer of the Assets.

     4.5 CAPITALIZATION. The shareholders of Lumina listed on Part 4.5 of the Schedule beneficially own the shares listed on Part 4.5, and will be as of the Closing Date, the sole shareholders of Lumina (the "Shareholders"). Only the Shareholders shall have the right to receive the Shares (as defined in Exhibit
B) upon the Company's distribution of the Shares (as defined in Exhibit B) after the Closing Date.

     4.6 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Lumina: (a) which questions the validity of this Agreement or the License Agreement or the right of Lumina to enter into this Agreement or the License Agreement or seeks to prevent any of the transactions contemplated under this Agreement or the License Agreement, (b) which is reasonably likely to have a material adverse effect on the Assets, (c) which challenges the ownership or use, in any respect, of the Assets, or (d) which challenges the rights of Lumina under or the validity of any of the Intellectual Property Rights. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against Lumina relating to the Assets or this transaction.
No action, suit, proceeding or investigation is pending or threatened by Lumina against any third party relating to the Assets.

     4.7 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Lumina is not in violation of any laws, material governmental orders, rules or regulations, whether federal, state or local, to which Lumina or the Assets are subject except for any such violations which are not reasonably likely to have a material adverse effect on Lumina. Lumina has prior to the Closing Date delivered to Ask Jeeves a true and correct list of all licenses, franchises, permits and other governmental authorizations held by Lumina that are material in connection with Lumina's business related to the ownership and use of the Assets.

     4.8 BULK SALES LAWS. The Bulk Sales laws of no state are applicable to the sale and transfer of the Assets.

     4.9 MATERIAL CONTRACTS, COMMITMENTS, AND PRODUCT WARRANTIES. Lumina has supplied Ask Jeeves true and correct copies of all of the Contracts. Except for terminated agreements, each of the Contracts is valid, binding and in full force and effect in all material respects and enforceable by Lumina, in accordance with its terms. Lumina is not in default under any of the Contracts. No party to a Contract has terminated or overtly threatened termination of any contractual arrangement with Lumina directly related to the Assets. To the knowledge of Lumina, no other party to any of the Contracts is in material default thereunder. Lumina has supplied to Ask Jeeves copies of any and all written warranties by Lumina granted with respect to the Assets.

     4.10 MANUFACTURING AND TECHNOLOGY RIGHTS. Lumina has not granted rights to manufacture, publish, produce, assemble, license or sell the Intellectual Property Rights or any of its technology to any other person and is not bound by any agreement which affects Lumina's exclusive right to manufacture, publish, produce, assemble, license, distribute or sell the Intellectual Property Rights.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     4.11 TAXES. There are no tax liens against the Assets and there is no basis for any such lien.

     4.12 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Lumina.

     4.13 FULL DISCLOSURE. This Agreement, the Exhibits and Schedules hereto, the License Agreement, and all other documents delivered by Lumina to Ask Jeeves or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to Lumina's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.   REPRESENTATIONS AND WARRANTIES OF ASK JEEVES.

     Ask Jeeves represents and warrants to Lumina as follows:

     5.1 ORGANIZATION AND STANDING. Ask Jeeves is a corporation duly organized, validly existing and in good standing under the law of California.

     5.2 POWER; AUTHORIZATION. Ask Jeeves has all requisite legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary corporate action on the part of Ask Jeeves and no further authorization or approval, whether from directors or shareholders of Ask Jeeves or governmental bodies or otherwise, is necessary to enable Ask Jeeves to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of Ask Jeeves, enforceable against Ask Jeeves in accordance with its terms.

     5.3 CAPITALIZATION. As of April 6, 1999, Ask Jeeve's authorized capital stock consists of (a) Eighty Million (80,000,000) shares of Common Stock, without par value, of which Twenty Three Million One Hundred Sixty Seven Thousand Four Hundred Sixty Six (23,167,466) shares are issued and outstanding and of which Eleven Million Nine Hundred Forty Six Thousand Seven Hundred Forty Five (11,946,745) shares are reserved for issuance under Ask Jeeves' 1996 Equity Incentive Plan and of which Seventy Eight Thousand (78,000) shares are reserved for issuance pursuant to outstanding warrants, and (b) Twenty Million (20,000,000) shares of Preferred Stock, without par value, of which Seven Million Five Hundred Thousand (7,500,000) shares have been designated Series A Preferred Stock, without par value, of which Seven Million Four Hundred Nineteen Thousand Seven Hundred Sixty Nine (7,419,769) shares are issued and outstanding and Twelve Million Five Hundred Thousand (12,500,000) shares have been designated Series B Preferred Stock, without par value, of which Eleven Million Five Hundred Fifty One Thousand Six Hundred Thirteen (11,551,613) shares are issued and outstanding. There are no outstanding options other than pursuant to the 1996 Equity Incentive Plan.

     5.4 SHARES VALIDLY ISSUED. When issued in compliance with the provisions of this Agreement, the Shares (as defined in Exhibit C) will be validly issued, fully paid and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares (as defined in Exhibit C) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     5.5 CONFLICTING AGREEMENTS. Neither the execution nor delivery by Ask Jeeves of this Agreement nor compliance by Ask Jeeves with the terms and provisions hereof will conflict with, or result in a breach of (a) the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of Ask Jeeves or any agreement to which Ask Jeeves is a party, which would prevent any of the transactions contemplated under this Agreement or the License Agreement, or (b) any regulation, law, judgment, order or the like to which Ask Jeeves is subject, the default or violation of which would prevent any of the transactions contemplated under this Agreement or the License Agreement.

     5.6 LITIGATION. No action, suit, proceeding or investigation is pending or threatened against Ask Jeeves which questions the validity of this Agreement or the License Agreement or the right of Ask Jeeves to enter into this Agreement or the License Agreement or seeks to prevent any of the transactions contemplated under this Agreement or the License Agreement.

     5.7 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Ask Jeeves.

     5.8 FINANCIAL STATEMENTS. Ask Jeeves has delivered to Lumina (a) its audited balance sheet as at December 31, 1997 and audited statement of income and cash flows for the twelve months ending December 31, 1997, and (b) its unaudited balance sheet as at December 31, 1998 and unaudited statement of income and cash flows for the twelve months ending December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of Ask Jeeves as of December 31, 1998; provided, however, that the unaudited financial statements are subject to normal recurring year end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

6. CLOSING CONDITIONS OF LUMINA. Lumina's obligations to sell the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this Section 6. Ask Jeeves acknowledges and agrees that Lumina shall not owe Ask Jeeves any amount for a failure of the closing to occur as a result of a closing condition.

     6.1 MATERIAL ADVERSE CHANGE. Lumina shall be satisfied in its sole discretion that the representations and warranties made by Ask Jeeves in Section 5 above are true and correct as of the Closing Date.

     6.2 CONSENTS, APPROVALS AND WAIVERS. Lumina and Ask Jeeves shall have obtained, in a manner satisfactory to Lumina and its counsel, any and all approvals, consents, permits and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

     6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Ask Jeeves on or prior to the Closing Date shall have been performed or complied with in all respects.

     6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Lumina and its counsel, and Lumina and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

     6.5 OFFER LETTERS. Ask Jeeves and the Lumina employees to whom Ask Jeeves has offered employment prior to Closing shall have entered into offer letters substantially in the form attached hereto as Exhibit C (each an "Offer Letter").

     6.6 LICENSE AGREEMENT. The License Agreement shall have been executed and delivered by the parties thereto.

7. CLOSING CONDITIONS OF ASK JEEVES. Ask Jeeves' obligations to purchase the Assets are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth in this Section 7.

     7.1 SATISFACTORY DUE DILIGENCE; MATERIAL ADVERSE CHANGE. Ask Jeeves shall be satisfied in its sole discretion (a) that the representations and warranties made by Lumina in Section 4 above are true and correct as of the Closing Date,
(b) that any matters included in the Schedule which Ask Jeeves deems to be unacceptable and which have been specified in writing to Lumina have been remedied to Ask Jeeves's satisfaction, and (c) with the results of its business, technical, legal and financial review of the books, records, agreements and other legal documents and business organization of Lumina.

     7.2 CONSENTS, APPROVALS AND WAIVERS. Lumina and Ask Jeeves shall have obtained, in a manner satisfactory to Ask Jeeves and its counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Assets under this Agreement.

     7.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Lumina on or prior to the Closing Date shall have been performed or complied with in all respects.

     7.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Ask Jeeves and its counsel, and Ask Jeeves and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     7.5  OFFERS OF EMPLOYMENT.  Ask Jeeves and the Lumina employees to whom Ask
Jeeves has offered employment prior to Closing shall have executed Offer
Letters.

     7.6 LICENSE AGREEMENT. The License Agreement shall have been executed and delivered by the parties thereto.

     7.7 ESCROW AGREEMENT. The escrow agreement among Ask Jeeves, Lumina, certain shareholders of Lumina, Max Henrion as the shareholder representative, and ___________ as the escrow agent (the "Escrow Agreement") shall have been executed and delivered by the parties thereto.

8.   INDEMNIFICATION.

     8.1 LUMINA INDEMNITY. Lumina and its successors (collectively, the "Sellers") agree to indemnify Ask Jeeves, its affiliates, its subsidiaries, or its successors (collectively the "Purchasers") and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Purchasers, directly or indirectly, to the extent that such liabilities, losses, damages, costs or expenses ("Damages") are occasioned by, caused by or arise out of:

          8.1.1 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

          8.1.2 Any debts, claims, liabilities, or obligations of the Sellers not expressly assumed by Purchaser pursuant to this Agreement; or

          8.1.3 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in the License Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to the License Agreement.

     8.2 ASK JEEVES INDEMNITY. Purchaser agrees to indemnify Seller and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Sellers to the extent that such Damages are occasioned by, caused by or arise out of:

          8.2.1 any breach of any of the representations or warranties or failure to perform any of the covenants made by Purchasers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

          8.2.2 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Purchasers in the License Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to the License Agreement.

     8.3 INDEMNIFICATION CLAIMS. If either party hereto (the "Claimant") wishes to assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other party a written notice setting forth:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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          8.3.1     the specific representation and warranty alleged to have
been breached by such other party;

          8.3.2 a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

          8.3.3 a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

     A copy of any notice delivered to the Sellers shall be delivered by the Purchasers to the Escrow Agent and the Shareholder Representative, each as defined in the Escrow Agreement.

     8.4 DEFENSE OF THIRD PARTY ACTIONS. If either party hereto (the "Indemnified Party") receives notice or otherwise obtains knowledge of the commencement or threat of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter that may give rise to an indemnification claim against the other party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnified Party a written notice describing such complaint or the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or the opportunity to defend or participate in the defense of said claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel, reasonably acceptable to the Indemnifying Party, to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use all commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not settle any claim or assertion, unless the

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

     8.5 EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect on the first anniversary of the Closing Date, and all liability of Lumina and Ask Jeeves with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such first anniversary, Claimant delivers a written notice to the other party hereto or to the Escrow Agent, then the specific indemnification claim set forth in such notice shall survive such first anniversary (and shall not be extinguished thereby) until the settlement of such specific claim.

     8.6 THRESHOLD. Neither the Sellers nor the Purchasers shall be required to make any indemnification payment pursuant to Section 8.1 or 8.2, respectively, until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by an Indemnified Party, or to which an Indemnified Party has or otherwise becomes subject to, exceeds $50,000 in the aggregate. At such time as the total amount of such Damages exceeds $50,000 in the aggregate, the Indemnified Party shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000).

9.   POST-CLOSING COVENANTS.

     9.1 FURTHER ASSURANCES. Lumina shall not voluntarily undertake any course of action which interferes in any way with the rights obtained by Ask Jeeves hereunder or is otherwise inconsistent with the satisfaction of its obligations or agreements set forth in this Agreement. Lumina hereby agrees not to contest Ask Jeeves's ownership of the Intellectual Property Rights or Ask Jeeves's title to the Assets. Lumina shall execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, consistent with the terms of this Agreement, which are reasonably requested and prepared by Ask Jeeves or its counsel and shall take any other action, consistent with the terms of this Agreement, that may be reasonably requested and prepared by Ask Jeeves or its counsel for the purpose of assigning, transferring, granting, conveying, and confirming to Ask Jeeves or reducing to its possession, any or all of the Assets or the liabilities. Ask Jeeves shall be solely responsible for all out-of-pocket costs related to such requests. If Ask Jeeves cannot secure Lumina's signature for any of the foregoing after reasonable efforts, Lumina appoints Ask Jeeves as Lumina's attorney-in-fact to take all actions Ask Jeeves deems reasonably necessary to exercise its rights under this Section.

     9.2 CONFIDENTIALITY. From and after the Closing Date, to the maximum extent permitted by applicable law, all technical, marketing and other information directly relating to the Assets and Intellectual Property Rights thereto shall at all times be and remain the sole and exclusive property of Ask Jeeves. At all times after the Closing Date, Lumina shall retain in strictest confidence, and shall not disclose to third parties or use for its benefit or for the benefit of any third party, all information assigned under this Agreement or disclosed by Ask Jeeves or in any other way relating to the Assets. Lumina understands and agrees that Ask Jeeves's remedies at law for a breach by Lumina of its obligations under this Section will be inadequate and that Ask Jeeves shall, in the event of any such breach, be entitled to equitable relief (including without

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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limitation injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available to Ask Jeeves at law.

10.  MISCELLANEOUS.

     10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. Any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought exclusively in a state or federal court in Santa Clara County, California.

     10.2 WAIVERS; CUMULATIVE REMEDIES. Any waiver, consent or the like must be in writing. Any waiver by either party of any breach of this Agreement by the other party shall not constitute a waiver of any other or subsequent breach of this Agreement. All remedies, either under this Agreement or by law or otherwise, afforded to the parties hereunder shall be cumulative and not alternative.

     10.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon receipt by facsimile with a confirming copy sent by first-class mail, postage prepaid, or five (5) days after deposit in the U.S. postal system by certified or registered mail, return receipt requested, postage prepaid to the addresses first set forth below such other address as a party may designate for itself by providing notice hereunder:

     If to Lumina:                           If to Ask Jeeves:
     Max Henrion                             Amy Slater
     Lumina Decision Systems, Inc.           Ask Jeeves, Inc.
     59 N. Santa Cruz Avenue, Suite Q        918 Parker Street
     Los Gatos, California  95030            Berkeley, California 94210
     Fax:  (408) 354-9562                    Fax:  (510) 649-8663

     10.4 AUDIT. Each party shall provide the other with notice of an audit by any tax authority of such party's books and records which is reasonably likely to relate to the Assets or the sale of the Assets in this transaction.

     10.5 ATTORNEYS' FEES. In any action brought to construe or enforce this Agreement, the prevailing party shall receive in addition to any other remedy to which it may be entitled, compensation for all costs incurred in pursuing such action, including, but not limited to, reasonable attorneys' and expert witnesses' fees and costs.

     10.6 EXPENSES. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

     10.7 SEVERABILITY. In case any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed amended to the extent required to make it valid and enforceable and such amended provision and the remaining provisions of this Agreement will remain in full force and effect.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     10.8 TITLE AND HEADINGS.  The titles and headings contained in this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.9 SUCCESSOR AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

     10.10 RIGHTS OF THIRD PARTIES. Nothing contained in this Agreement, express or implied, shall be deemed to confer any rights or remedies upon, or obligate any of the parties hereto, to any person or entity.

     10.11 PUBLICITY. The terms of this Agreement shall be considered confidential information of Ask Jeeves and Lumina. Both parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of the other except to the extent such disclosure is required by applicable law or regulation.

     10.12 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Exhibits hereto and the other documents delivered pursuant hereto constitute the full, exclusive, complete and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes and revokes all other previous discussions, understanding and agreements, whether oral or written, between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the affected party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     The parties to this Agreement have caused this Agreement to be executed and delivered as of April 16, 1999.


                              ASK JEEVES, INC.,
                                a California corporation

                              By:   /s/  Rob Wrubel
                                  ----------------------------------

                              Printed Name:   Rob Wrubel
                                            ------------------------

                              Title:        CEO
                                     -------------------------------


                              LUMINA DECISION SYSTEMS, INC.
                                 a California corporation

                              By:   /s/  Max  Henrion
                                  ----------------------------------

                              Printed Name:    Max Henrion
                                            ------------------------

                              Title:  CEO
                                     -------------------------------



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MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     EXHIBIT A

                                       ASSETS

                                        [*]




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MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     EXHIBIT B

                                   PAYMENT TERMS

     On the Closing Date, Ask Jeeves shall deliver to Lumina the following:

     (1) by wire transfer or check made payable to Lumina, the amount of $700,000;

     (2)  450,000 shares of the common stock of Ask Jeeves (the "Shares").

     Within five (5) business days following the Closing Date, Lumina shall deliver the following:

     (1) 150,000 Shares to State Street Bank and Trust Company of California, N.A. (the "Escrow Agent") pursuant to a distribution to the Shareholders in accordance with the terms of the Escrow Agreement; and

     (2)  300,000 Shares to the Shareholders pursuant to a distribution.

     Within six (6) business days following the Closing Date, the Employees (as defined below) shall deliver between 213,018 and 221,614 Shares (the "Buyback Shares") to Ask Jeeves to be held in escrow subject to the following right of repurchase by Ask Jeeves contained in the Offer Letters (the "Buyback Option"):

     If an Employee's continuous service with Ask Jeeves is voluntarily terminated by such Employee or by Ask Jeeves with Cause, Ask Jeeves will have the right at any time within ninety (90) days after such Employee's termination of continuous service with Ask Jeeves to purchase from such Employee such Employee's pro rata portion of the Buyback Shares then subject to the Buyback Option, at the price per share of $0.25. For purposes of the Buyback Option, "Employee" shall mean a former employee of Lumina who accepts an offer of employment by Ask Jeeves pursuant to an Offer Letter at or prior to the Closing Date. Twenty-Five percent (25%) of the Buyback Shares will be released from the Buyback Option on the date which is six months following the Closing Date of the Asset Purchase Agreement to which this Exhibit B is attached. An additional 4.16667% of the Buyback Shares will be released from the Buyback Option monthly thereafter. For the purpose of the Buyback Option, "Cause" shall mean (a) an intentional refusal or failure to follow lawful and reasonable directions of the Board of Directors of Ask Jeeves or the Chief Executive Officer or Chief Technical Officer; (b) a willful and habitual neglect of duties as reasonably determined by the Chief Executive Officer or Chief Technical Officer; or (c) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on Ask Jeeves. For the purpose of the Buyback Option, an Employee will be deemed to have been terminated without Cause and, therefore, the Buyback Option will terminate with respect to such Employee, if the Employee voluntarily terminates for "Good Reason". Termination for "Good Reason" shall occur in the event that (a) there is a diminution in the Employees' office, title, duties, salary or benefits from the Closing Date, (b) Ask Jeeves breaches its Offer Letter with such Employee, (c) such Employee is disabled or dies, or (d) the Employee is relocated to an office that is more than twenty (20) miles away from Lumina's current office in Los Gatos.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.